Pricing Supplement dated December 18, 1998                      Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                   File No. 333-64665
Prospectus Supplement dated November 13, 1998)




                           PENTEGRA DENTAL GROUP, INC.

                      Convertible Subordinated Notes, Series A

                 ---------------------------------------------------

                            SOMERSET LIMITED PARTNERSHIP

Principal Amount: $191,000               Interest Rate: 6% per annum
Issue Price:                             Maturity Date: November 1, 2003
    [X] 100% of Principal Amount         Original Issue Date: December 17, 1998
    [ ]    % of Principal Amount         Principal Payment Date(s): one-half
                                         on November 1, 2002 and one-half on
                                         November 1, 2003
Convertibility Commencement Date:        Initial Conversion Price: $7.00
    November 1, 1999
Convertibility Termination Date:
    November 1, 2003

Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

                     Year                Redemption Price
                     ----                ----------------
           1999......................          100%
           2000......................          100%
           2001......................          100%
           2002......................          100%

                                  End of Supplement